Exhibit 10.20

“Jiequhua” Business Cooperation Agreement

Serial number:

Party A: Tianjin Quna Internet Finance Information Technology Co., Ltd.

Legal Representative/Person in Charge: LI Zhiyuan

Address: 17th Floor, Viva Plaza, Building 18, Yard 29, Suzhou Street, Haidian District, Beijing, China

Contact Person: PANG Peitao

Telephone: ********************

Email: peitao.pang@qunar.com

Party B: Anquying (Shanghai) Investment Consulting Co., Ltd.

Legal Representative/person in charge: CHEN Bingqing

Address: 2nd Floor, East Wing, Pacific Century Place, No.2A Gong Ti Bei Lu, Chaoyang District, Beijing, China

Contact Person: REN Ran

Telephone: ********************

Email: ran.ren@pintec.com

Party A and its affiliates operate “Jiequhua” (“Jiequhua”). Party B is a technology company providing smart credit service, which is based on intellectual intelligence, parametric modeling and block chain, etc., and Party B is qualified to provide such credit technical service to financial institutions. Party A and Party B, with the introduction of the Financial Parties (“Financial Parties”, each of the Financial Parties, “Financial Party”) cooperation with each other on “Jiequhua” project.

Thus, Party A and Party B, on the basis of free will, mutual benefits and good faith, in accordance with any applicable laws and regulations of People’s Republic of China, reach the following agreement through friendly negotiation on the “Jiequhua” project.

1. Content of Cooperation

Party A develops and operates product known as “Jiequhua,” which facilitates the borrowing-lending cooperation between the users and the Financial Parties. Party B intends to provide credit technical service to Party A. “Jiequhua” provides the borrower with the loan portal for applying the drawdown and repaying the loan. Party B assists the Financial Parties to dock to Party A’s interface, to complete the review and approval of credit granting and loan application procedures online, to calculate the repayment plan in accordance with the installment service fee rate provided the agreement concluded by and between the Financial Parties, notify Party A such repayment plan via data interface as well as demonstrate such repayment plan to borrower via “Jiequhua.” The Financial Parties shall determine on its own discretion whether to provide “Jiequhua” loan service to any user based on the user’s credit, and bear the corresponding loan risks. The parties agree, on this “Jiequhua” project conducted by Party A, Party B and the Financial Parties, Party A is entitled to charge Party B the technical service fee in accordance with the fees and settlement provided under this agreement.

2. Service Fee and Settlement

2.1 The parties hereto agree that in the cooperation hereunder and under the circumstance that Party B refers any Financial Party to Party A, Party B shall pay the following technical service fees to Party A in accordance with the provisions below. The statistical data involved in the fees shall be subject to the statistical results provided by the platform of Party A. Both Parties shall discuss and negotiate to enter into any supplementary agreement otherwise if any material change happed to any objective condition or there is any other issues not provided hereunder.

•                      Technical Service Application Fee. Party A charges certain technical service application fee (“Technical Service Application Fee”), for its technical service of introducing access to credits and providing loan portal for the applicants. The Technical Service Application Fee will be charged on the ground of times that Party B obtaining the relevant data provided by the applicant via the interface provided by Party A, for RMB *** per time. If the applicant is under either of the following situations, Party B does not have to pay Party A any fee on regaining the data of the applicant:

1. Party B has paid the technical service fee to Party A’s affiliates in a standard of RMB *** per person when the applicant applies for “Jiequhua” service before zero hour August 18, 2017;

2. Party B has paid the technical service fee to Party A in a standard of RMB *** per person when the applicant applies for “Jiequhua” service before zero hour May 1, 2017

•                      Repayment Technical Service Fee. Party A charges certain repayment technical service fee (“Repayment Technical Service Fee”) for its technical service of providing repayment portal to the applicants. Details of such charges are as following borrower:

Type of borrowers’ bank card	Fee Rate
Debit Card

***% x total repayment amount
(The total amount of repayment shall be the total amount paid by the borrower, including but not limited to the principal + interest + penalty interest + early repayment interest)

•                      Borrowing Technical Service Fee. Party A charges certain borrowing technical service fee (“Borrowing Technical Service Fee”) for its technical service of facilitating the borrowing-lending cooperation between the applicants and the Financial Parties. The Borrowing Technical Service Fee will be charged on the basis of ***% of the daily loan balance. The loan balance on the first day of when the loan goes online (i.e. April 1, 2017) shall be the amount of loan offered on that day — the amount of principal repaid on that first day, the loan balance for the subsequent days: loan balance on the previous day + amount of loan offered on the current day — amount of principal repaid on the day — the increase in the value of bad assets. In the formula, the amount of bad assets refers to the amount of assets that borrowings on such assets has become overdue for more than 90 days, or amount of assets that are jointly identified by Party A and Party B as difficult to realize.

2.2 Settlement

In terms of the offer of loan, the loan shall be offered by the competent Financial Parties to a borrower who meets the requirements, and the loan funds shall be transferred directly to the bank account designated by the borrower.

The borrower must made repayments under the “Jiequhua” plan. After a repayment is made successfully, Party A will notify Party B and the competent Financial Parties of information on the repayment via the interface of the platform on a real-time basis. Party B shall assist such Financial Parties confirm and restore the borrowing limit as soon as practical, and shall notify Party A the updated borrowing limit and repayment schedule via the interface of the platform on real-time basis, while Party A shall notify the borrower its success of repayment and the updated information. Party A shall transfer the amount of the repayment made by the borrower to the bank account designated by the competent Financial Parties within one working day after it receives the repayment from the borrower.

The technical service fees under this Agreement shall be paid by Party B to Party A on a monthly basis. Party A shall circulate the account reconciliation files to Party B and the competent Financial Parties within the first five working days of the following month, which shall include the details of the technical service fees charged by Party A in the former month. Party B and the competent Financial Party shall check the files within five (5) working days after they have received such information. If Party B or the Financial Parties dissents with the files, it shall notify Party A in writing within five (5) working days after it has received such files, and provides the corresponding evidence. The three Parties shall work together to identify the cause and adjust to the actual data upon unanimous confirmation by all the parties. If no unanimous confirmation has been made after three parties’ investigation, the data required for such account reconciliation shall be subject to the data in Party A’s system. If no dissents has been proposed by Party B or the Financial Parties within 5 working days after the successful delivery, it is deemed that Party B and the Financial Parties confirm the account reconciliation. After the parties reconcile and confirm the accounts by way of emails sent and received through the email addressed below, Party A shall, within ten (10) working days after the completion of the account reconciliation, issue Party B with a special value-added tax (VAT) invoice. The amount of service fee specified by the invoice shall be identical with the actual amount of the service fee. Party B shall pay the corresponding amount of service fee to Party A’s designated collection account within five (5) working days (to be postponed in case of public holidays) after the date when Party B receives the VAT invoice that conforms to the requirements. If Party B fails to make any of the payments hereunder according to the agreed timetable, Party B shall pay to Party A a penalty fine for breach of agreement at the rate of 0.1% of the overdue payment per day.

2.3 The bank account information specified by Party A and Party B under this Agreement is as follows: information of Party A’s Designated Account

Name of Bank: ***

Name of Bank Account: Tianjin Quna Internet Finance Information Technology Co., Ltd.

Bank Account: ***

3. Governing Law and Dispute Settlement

3.1 This Agreement, including its execution, effectiveness, amendment, performance, dissolution, termination, interpretation and dispute arisen in relation to, shall be governed by and construed in accordance with the laws and regulations of the People’s Republic of China.

3.2 In the event of any dispute between the parties hereto relating to the performance of this Agreement, the parties shall, seek to resolve such dispute through amicable negotiation. Where such negotiation fails, any party hereto may refer the dispute to the competent court located in the executed venue of this Agreement (Haidian District, Beijing).

4. Miscellaneous

4.1 This Agreement shall come into force as of the date when it is signed by the legal representatives or authorized representatives and sealed with the official seal or the contractual seal of all parties hereto.

4.2 For any other issues not provided under this Agreement, The parties hereto may conclude a supplementary agreement through proper consultation and on mutual agreement. Any supplementary agreement to this Agreement constitutes a valid part of this Agreement, which have the same legal effect. If any inconsistency occurs between this Agreement and the supplementary agreement, the supplementary agreement shall prevail.

4.3 The charges criteria provided under this Agreement shall be effective for any commercial transactions since April 1, 2017.

4.4 This Agreement shall be executed in two(2) identical copies of equal legal force, with one(1) copies for each party.

(No provisions but signature page below.)

Party A: Tianjin Quna Internet Finance Information Technology Co., Ltd. (seal)

/s/ Seal of Tianjin Quna Internet Finance Information Technology Co., Ltd.

Date: April 3, 2018.

Party B: Anquying (Shanghai) Investment Consulting Co., Ltd. (seal)

/s/ Seal of Anquying (Shanghai) Investment Consulting Co., Ltd.

Date: